PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is effective as of the 5th day of October, 2006 (the “Effective Date”), by and among Liberty Self Storage Ltd., an Ohio limited liability company, and Columbus Tile Yard, LLC (collectively the “Seller”) and Buckeye Storage of Gahanna, LLC, or its nominee (“Purchaser”).
WITNESSETH THAT:
     WHEREAS, Seller is the fee simple owner of a certain parcels of real property approximately located at the corner of Morrison Road and Claycraft Road in the City of Gahanna, County of Franklin and State of Ohio which includes a certain self storage business; and
     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller said parcels of real property as well as the self storage business in accordance with the terms and conditions hereinafter provided.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the words and terms set forth hereinbelow shall, unless the context otherwise requires, have the following meanings:
     (a) “Closing” means the consummation of the purchase and sale provided for herein, including delivery of the Purchase Price to Seller and the conveyance of the Property to Purchaser.
     (b) “Closing Date” means the date on which Closing must occur as set forth in Section 12(a).
     (c) “Commitment” means a commitment for title insurance setting forth the status of title to the Land accompanied by copies of all instruments of record referred to as special exceptions therein.
     (d) “Deed” means the general warranty deed to be delivered by Seller to Purchaser at Closing, which is (i) insurable by the Title Company (as defined herein) at ordinary rates as good and marketable, (ii) free and clear of any liens or encumbrances other than Permitted Exceptions (as defined herein).
     (e) “Knowledge” or “Known” shall mean to the actual knowledge of the Seller with no independent investigation required.
     (f) “Land” means the two (2) parcels of real property, known as auditor’s tax parcel no.’s 025-006459, and 025-013324 situated in the City of Gahanna, County of Franklin and State of
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

Ohio as more fully described in Exhibit A. Exhibit A identifies which parcels of real property are owned by each Seller and further identify the purchase price allocation among each Seller.
     (g) “Owner’s Policy” means an Owner’s Policy of Title Insurance (ALTA Form B-10/17/92) insuring title to the Land and all easements, rights and appurtenances thereto, with no exception taken for mineral, oil and gas rights, in the amount of the Purchase Price.
     (h) “Property” means the Land, together with all mineral rights, easements, rights and appurtenances thereto, any and all structures, buildings, improvements and fixtures, including without limitation, any and all equipment and appliances used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Land (“Improvements”); any personal property owned by Seller and located or used on the Land or in the Improvements (including but not limited to, phone systems, fax machines, office equipment, furniture, tools etc (“Personal Property”); Seller’s interest in any and all leases (including assignment of all prepaid rent and security deposits in connection therewith) and other agreements to occupy the Land and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the Closing Date such leases and agreements being sometimes collectively referred to herein as “Leases”); any and all intangible property owned by Seller and used in connection with the Land, Improvements and Personal Property (including i) all phone numbers, websites or e-mail addresses utilized by the Seller in the operation of the self storage business and ii) any trade names or similar marks used in the operation of the self storage business), and any and all plans and specifications in the possession of Seller which were prepared in connection with the construction of any Improvements, all hereditaments, privileges, tenements and appurtenances belonging to the Land, all right, title and interest of Seller in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Land, all licenses, permits and warranties now in effect with respect to the Land, Improvements and Personal Property (to the extent the same are assignable by Seller), and all of the books and record of the business being operated on the Property, written contracts (to the extent the same are assignable and Purchaser agrees to such assignment) in effect at Closing (as hereinafter defined), in any way relating to the Premises (as hereinafter defined) (“Intangible Property”).
     (i)  “Purchase Price” means the amount set forth in Section 3(a), as the same may be adjusted, payable in the manner set forth in Section 3(b).
     (j) INTENTIONALLY OMITTED.
     (k) “Seller’s Broker” means N/A: and Purchaser’s Broker shall mean N/A.
     (l) “Survey” means a current boundary survey of the Land prepared in accordance with the “minimum standard detail requirement and accuracy standard” adopted by American Land Title Association/American Congress on Surveying & Mapping (“ALTA/ACSM”) in 1999.
     (m) “Surveyor” means the surveyor selected by Purchaser.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

     (n) “Title Company” means Cornerstone Title Agency, LLC as agent for Commonwealth Land Title Insurance Company, 366 East Broad Street, Columbus, Ohio 43215.
2. AGREEMENT TO PURCHASE AND SELL. On the Closing Date, Seller shall sell to Purchaser and convey and Purchaser shall purchase from Seller and pay for, upon the terms and conditions set forth herein, the Property.
3. PURCHASE PRICE.
     (a)  Amount. The purchase price of the Property shall be One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00), subject to the adjustments as set forth herein (the “Purchase Price’’). One Hundred Fifty Thousand Dollars ($150,000.00) of the Purchase Price shall be allocated to the vacant land owned by Columbus Tile Yard, LLC.
     (b)  Payment. The Purchase Price shall be paid as follows:
(i)	Deposit. In connection with Purchaser’s execution of this Agreement and the delivery thereof to Seller, Purchaser shall also deliver a deposit to the Title Company (within three (3) business days of the Effective Date) in the amount of Five Thousand Dollars ($5,000.00) (the “Deposit”). Unless this Agreement is terminated by Purchaser prior to the end of the Due Diligence Period (as defined herein) or otherwise as provided herein, the Deposit shall be applied as a credit against the Purchase Price at Closing and shall be nonrefundable. except in the event of a default by Seller. If Purchaser, in default of its obligations under this Agreement, fails to close under this Agreement, Seller shall be paid the Deposit as liquidated damages.

(ii)	Balance of Purchase Price. Purchaser shall pay the balance of the Purchase Price to Seller at Closing, as more particularly set forth in Section 12.

(iii)	Adjustments For Rent Receivables. At Closing, all account receivables of the self storage business conducted on the Properly shall be assigned to the Purchaser. Accordingly, the following procedure shall be utilized with respect to past due rental obligations of tenants pursuant to their Leases.
1)	All rent receivables that are past due as of the Closing by less than 30 days shall result in an increase in the Purchase Price in amount equal to 100% of said overdue amount.

2)	All rent receivables that are past due as of the Closing by more than 30 days but less than 60 days will result in an increase in the Purchase Price in an amount equal to 50% of said overdue amount.

3)	Kent receivables that are past due as of the Closing by more than 60 clays shall not result in any adjustment in the Purchase Price.
LIBERTY SELF STORAGE AGREEMENT 08 23 06

(iv) Manner of Payment. Except as expressly agreed by Seller and Purchaser to the contrary, all funds payable hereunder shall be paid by bank or certified check, wired funds or other good funds immediately available in Columbus, Ohio on the date such payment is due.
4. SURVEY. Purchaser, at its option, may obtain the Survey from the Surveyor. The Surveyor shall certify the Survey to Purchaser and the Title Company (and such other entities as Purchaser may reasonably require). Purchaser shall pay the cost of the Survey.
5. EVIDENCE OF TITLE.
     Within ten (10) days after the Effective Date, Purchaser shall procure the Commitment, at Seller’s expense. The Commitment shall be issued by the Title Company as agent for Commonwealth Land Title Insurance Company. Purchaser shall have thirty (30) days after the later of (i) receipt of the Commitment to examine the Commitment (the “Commitment Review Period”). The Commitment Review Period shall not extend later than the Due Diligence Period set forth in paragraph 7 herein. If the status of title (as set forth in Schedule B-2 of the Commitment) is objectionable to Purchaser (in the exercise of Purchaser’s reasonable judgment), Purchaser, prior to the expiration of the Commitment Review Period, shall provide written notice to Seller (with a copy to the Title Company) setting forth Purchaser’s specific title objections (the “Objections”). Any matter which is disclosed in the Survey or in the Commitment, and to which Purchaser does not timely object, as well as real estate taxes for the year of Closing which are not yet due, shall be deemed a “Permitted Exception”. Seller shall have thirty (30) days after Seller’s receipt of the Objections within which to satisfy the Objections, and shall use good faith efforts to do so; provided, however, that Seller’s obligation to use good faith efforts hereunder shall not include the obligation to (i) pay money or provide any other consideration to a third party to which such third party is not entitled under the terms of existing written agreements between such third party and Seller, or (ii) violate the terms of any other agreement to which Seller or any affiliate of Seller is a party. If Seller does not satisfy the Objections to Purchaser’s reasonable satisfaction within said
30-day period, Purchaser shall notify Seller within three (3) days after the expiration of said 30-day period that Purchaser has elected to (x) accept title as it then is and proceeding to Closing, or (y) terminate this Agreement. If Purchaser fails to so notify Seller within said three (3) day period, Purchaser shall be deemed to have elected to terminate this Agreement. If Purchaser elects to terminate or is deemed to have elected to terminate this Agreement, neither Seller nor Purchaser shall have any further obligations or liabilities under this Agreement and the Deposit shall be immediately returned to Purchaser.
6. SELLER’S DELIVERIES. Within ten (10) days after Effective Date, Seller shall deliver or otherwise make available to Purchaser in Columbus, Ohio, the following items or true, complete and correct copies thereof (collectively, the “Delivery Items”) to the extent in Seller’s possession or control:
a.	Surveys and as-built plans and specifications for all portions of the Property which are currently in Seller’s possession;

b.	Copies of all leases and subleases of any or all portions of the Property, including
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

any easements. In lieu of making copies of all leases/subleases, Seller may make said documents available to Purchaser for review at the self storage business office of the Seller;

c.	Current and the last twelve (12) months of (i) profit and loss statements (with supporting financial documentation) (ii) payroll information (iii) bank statements pertaining to the Property (iv) rent rolls and (v) utility bills;

d.	Information pertaining to any pending or threatened litigation involving any portion of the Property;

e.	All service and maintenance contracts, employment agreements, collective bargaining agreements, equipment leases, utility agreements, leasing agreements, management agreements (including any correspondence relating to any deficiencies manager has identified at the Property), parking agreements, ground leases (if any), relating to, or affecting any portion of, the Property;

f.	Real estate tax bills pertaining to the Property for the past twelve months (12);

g.	All copies of insurance bills and policies pertaining to the Property for the past twelve (12) months;

h.	Copies of any pending agreements pertaining to the Property that will be binding on Buyer after closing;

i.	Schedule of unpaid brokerage commissions pertaining to the Property;

j.	Existing warranties pertaining to the Property;

k.	Copies of all proposals and letters of intent pertaining to leases out for signature pertaining to the Property;

l.	A current aged delinquency report pertaining to the Property;

m.	Copies of all environmental reports, studies, or assessments pertaining to the Property, including but not limited to any Phase I or Phase II environmental assessments, asbestos reports and soil, radon and geotechnical reports;

n.	A schedule of any and all Personal Property (once delivered said schedule shall be attached hereto as Exhibit D);

o.	All other documents pertaining to the Property reasonably requested by Buyer to the extent they are in Seller’s possession;
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

p.	Copies of all environmental reports, studies or assessments pertaining to the Property, including but not limited to any Phase I or Phase II environmental assessments, asbestos reports and soil, radon and geotechnical reports.
7. DUE DILIGENCE.
     The Purchaser shall have a period of thirty (30) days following the date the last Delivery Item is received by Purchaser (the “Due Diligence Period”) to conduct due diligence with respect to the Property including, without limitation, the following items: (i) Phase I environmental assessment and a Phase II assessment if recommended by an environmental consultant; (ii) review of title and Survey; (iii) secure public approvals for the proposed use of the Property including, without limitation, zoning changes that may be needed for Purchaser’s intended use of the Property; (iv) obtain tax and other business incentives from governmental authorities (v) obtain financing for the acquisition of the Property (vi) review of all Leases and (vi) otherwise determining that all aspects of the Property and the transaction contemplated herein are suitable to Purchaser, in its sole discretion.
8. RIGHT OF ENTRY.
     (a) License. Purchaser, its employees, agents, contractors and consultants shall have license to enter the Property (including the Land) (the “License”) for the purpose of making engineering studies, core borings, drillings, surveys and such other physical due diligence investigations and analyses in, on and to the Property as Purchaser deems reasonably necessary (the “Work”).
     (b) Cost of Work. The Work shall be performed without cost or expense to Seller, its partners, agents, employees, shareholders, members, officers, directors, subsidiaries or affiliates.
     (c) Indemnity. Purchaser shall protect, defend, indemnify, save and hold harmless Seller against and from any and all claims, demands, liens, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature whatsoever by or in favor of anyone whomsoever, and against and from any and all costs, damages and expenses (including attorneys’ fees and costs of tribunals at all levels) resulting from or occasioned in whole or in part by any act or omission of Purchaser, or any of Purchaser’s employees, agents, contractors or consultants, or any of their invitees, in, upon, at, from or about the Land.
     (d) Term. The License shall commence on the Effective Date, and shall terminate upon the earlier to occur of the following:
The Closing Date;
The expiration of the Due Diligence Period; or
Termination of this Agreement by either party pursuant to any provision therefore.
All other rights, obligations and liabilities of Seller and Purchaser hereunder shall survive any termination of the License.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

9. OPTION TO TERMINATE.
     (a) Option. If Purchaser determines in its sole discretion that the Property is not suitable for its intended purpose or that it can not obtain financing on terms and conditions acceptable to Purchaser (in its sole discretion), Purchaser may terminate this Agreement by the delivery of notice to Seller at any time prior to the expiration of the Due Diligence Period. If Purchaser fails to deliver such termination notice to Seller prior to the expiration of the Due Diligence Period, Purchaser shall be deemed conclusively to have waived its right to terminate this Agreement pursuant to this Section 9.
     (b) Effect of Termination. If Purchaser terminates this Agreement under Section 9(a), this Agreement shall terminate, the Title Company shall return the Deposit to Purchaser, and neither Seller nor Purchaser shall have any further obligations or liabilities hereunder.
10. REPRESENTATIONS AND WARRANTIES.
     (a) Seller’s Representations and Warranties. The following constitutes representations, warranties and covenants of Seller and shall be true and correct as of the Closing Date, the truth and accuracy of which shall constitute a condition to Closing.
(i)	Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

(ii)	Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

(iii)	Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof.

(iv)	Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

(v)	Other Agreements. There are no agreements, conditions, restrictions or other encumbrances created by Seller affecting the Property other than Permitted Exceptions or as shown in the Commitment or as set forth in the deliveries to Purchaser referenced in paragraph 6 herein.

(vi)	Parties in Possession. There exist no Leases for any portion of the Property except as disclosed in Exhibit B.

(vii)	Utilities and Other Service Contracts. Exhibit C is a complete and correct list of any and all utility agreements and Service Contracts for the Property in effect on the Effective Date and which would have a binding effect following the Closing Date.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

(viii)	Construction. Seller will not (i) perform any construction or removal of any improvements, or make any other change or improvement upon or about the Property; (ii) create or incur, or suffer to exist, any mortgage, lien, pledge, or other encumbrances in any way affecting the Property without Purchaser’s written approval; or (iii) commit any waste or nuisance upon the Property (iv) show, offer for sale, contract to sell or enter into a letter for sale of any portion of the Property to any other party during the period of time between the Effective Date and the expiration of the Due Diligence Period.

(ix)	Maintain Property. Seller will, maintain and keep the Property in substantially its present condition and will observe all laws, ordinances, regulations, and restrictions affecting the Property and its use, until the Closing Date. Further, Seller will operate the self storage business located on the Property in its ordinary course (with no material change it is operation) until the earlier of 1) the date this agreement is terminated or 2) the Closing.

(x)	FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f) (3) of the Internal Revenue Code.

(xi)	Bankruptcy. Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(xii)	Environmental. With respect to the Property (i) there are no Known violations of the Federal Resources Conservation and Recovery Act (“RCRA”), the Federal Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), and all comparable state laws, implementing federal and/or state regulations and local ordinances (hereafter “Applicable Environmental Laws”) and to Seller’s Knowledge (ii) the Property does not contain any contaminants, toxic or hazardous substances or materials within the meaning of the Applicable Environmental Laws.

(xiii)	Litigation. Seller has received no written notice of any threatened litigation and to Seller’s Knowledge, there is no litigation pending not covered by public liability insurance that might adversely affect the value or the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement. Seller shall notify Purchaser promptly of any such litigation of which Seller becomes aware.

(xiii)	Rights to Purchase. There are no outstanding agreements of sale, option agreements, rights of first refusal, or other rights of third parties to acquire any fee or leasehold interest in the Property.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

(xiv)	Consents. No approval, consent, waiver, order or authorization of, or designation, registration or declaration with any federal, state or local governmental office is required in connection with the valid execution and delivery of, and performance of, the covenants contained in this Agreement by the Seller.

(xv)	Personal Property. Exhibit D attached hereto is a complete listing of all of the Personal Property. At the time of Closing Seller shall have good title to said property free and clear of all liens and encumbrances.

(xvi)	Security Deposits. Exhibit E attached hereto is a complete listing of all security deposits being held by Seller pursuant to any lease pertaining to the Property, as of the Execution Date. Exhibit E shall be updated at Closing to include a complete listing of security deposits held by Seller as of the Closing.

(xvii)	Leases. Except as disclosed in Exhibit F; 1) the Leases are in full force and effect 2) there are no claims, offsets, setoffs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent or other sums payable under the terms of the respective Leases 3) there are no defaults under the terms of the Leases by either the Seller or the tenant’s and 4) Exhibit B contains a correct and complete listing of the Leases.
Seller’s representations, warranties and covenants under this Section 10(a) shall survive the Closing for a period of one (1) year.
     (b) Purchaser’s Representations, Warranties And Covenants. In addition to any express agreements of Purchaser contained herein, the following constitutes representations, warranties and covenants of Purchaser and shall be true and correct as of the Closing Date, the truth and accuracy of which shall constitute a condition to Closing.
(i)	Power. Purchaser has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

(ii)	Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Purchaser in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

(iii)	Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser have the legal power, right and actual authority to bind Purchaser to the terms and conditions hereof.

(iv)	Validity. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

(v)	Evidence of Performance. Upon Seller’s request, Purchaser shall provide to Seller such reasonable documentation and other information that supports Purchaser’s ability to consummate the transactions contemplated under this Agreement.
Purchaser’s representations, warranties and covenants under this Section 10(b) shall survive the Closing or earlier termination of this Agreement.
11. PRORATION OF TAXES AND ASSESSMENTS. All taxes and assessments attributable to the Land (including any improvements contained thereon) (collectively, “Taxes”), shall be based on the current year’s taxes and prorated between Purchaser and Seller as of 11:59 p.m. on the day immediately preceding the Closing Date. If the current year’s Taxes are not known at Closing, estimates based on the last available tax bill(s) shall be used. On the Closing Date, such Taxes not yet due and payable shall be paid by Purchaser and prorated as aforesaid between Seller and Purchaser for the tax year in which Closing occurs. At Closing, Seller shall pay or credit on Purchase Price all delinquent taxes, including penalty and interest, all assessments that are a lien on the date of Contract and all agricultural use tax recoupments for years prior to the year of Closing. At Closing, Seller shall also pay or credit toward the Purchase Price (a) all other unpaid real estate taxes that are a lien for years prior to the year of Closing, prorated through the Closing Date and based on a 365-day year and, if undetermined, on most recent available tax rate and valuation, giving effect to applicable exemptions, recently voted millage, change in valuation, etc., whether or not certified; and (b) any transfer tax, agricultural use tax recoupment or similar fee imposed by law because of the transfer of the Property to Purchaser. All tax and assessment credits and prorations shall be final at closing.
12. CLOSING.
     (a) Closing Date. Subject to the terms and conditions of this Agreement, the Closing of the sale and purchase set forth herein shall be with the Title Company. The Closing shall occur on the earlier of (i) the thirtieth (30th) day after Purchaser notifies Seller in writing that it is prepared to close or (ii) the one-hundredth (100th) day after the expiration of the Due Diligence Period (the “Closing Date”).
     (b) Seller’s Closing Deliveries. On or prior to the Closing Date, Seller shall deliver (or cause the delivery of) the following items to the Title Company, as escrow agent:
(i)	the Deed, duly executed and acknowledged in recordable form, so as to convey the Property to Purchaser, subject only to the Permitted Exceptions and those matters set forth in the Deed;

(ii)	an assignment of all Leases, in the form reasonable satisfactory to Purchaser, executed by Seller;

(iii)	a signed notice to the tenants of the Property, in form acceptable to Purchaser, notifying all tenants of the Property that the Purchaser is the assignee of the Leases (the “Notice to Tenants”), executed by Seller;

(iv)	keys to entrance doors and equipment and utility rooms located in, the Property, to the extent such keys are in the possession of Seller; and
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

(iv)	a bill of sale, in form and content acceptable to Purchaser in its reasonable discretions, conveying to Purchaser unencumbered title to all Personal Property and Intangible Property;

(v)	physical possession of the Land subject to the rights of Tenants;

(vi)	the closing statement, to be prepared by the Title Company, duly executed by Seller; and

(vii)	“non-foreign person” and “vendor’s” affidavits, executed by Seller and acknowledged, and such other affidavits, certificates, resolutions and related materials that are reasonably requested by the Title Company in connection with Closing provided that no representations or warranties beyond those given herein are made.
     (c) Purchaser’s Deliveries. Prior to the Closing Date, Purchaser shall deliver (or cause the delivery of) the following items to the Title Company, as escrow agent:
(i)	an amount of cash or other good funds immediately available in Columbus, Ohio on the Closing Date equal to the Purchase Price, less the amount of the Deposit;

(ii)	such other sums as may be required of Purchaser in connection with the Closing;

(iii)	the closing statement, to be prepared by the Title Company, duly executed by Purchaser; and

(iv)	such other affidavits, certificates, resolutions and related materials that are reasonably requested by the Title Company in connection with Closing.
13. CLOSING CHARGES. Seller shall be responsible for the payment of all conveyance/ transfer fees and taxes (except the recording fees of any mortgage) and the cost of the Owner’s Policy (excluding the cost of any endorsement thereto). Purchaser shall pay the cost of recording the Deed and the cost of any endorsements to the Owner’s Policy requested by Purchaser. Purchaser and Seller shall share the cost of the escrow fees, if any, equally.
14. BROKER. Purchaser and Seller each represents and warrants to the other party that no real estate broker or agent has been used or consulted in connection with the purchase and sale of the Property. Purchaser and Seller (each an “Indemnifying Party”) each covenant and agree to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs and expenses (including reasonable attorneys’ fees and costs of tribunals at all levels), resulting from or arising out of any commissions, fees, costs and expenses payable to any real estate broker or agent because of the purchase and sale of the Property and the execution and delivery of this Agreement, due to the acts of the Indemnifying Party.
15. DEFAULT BY PURCHASER; REMEDIES OF SELLER. If Purchaser fails to comply with any obligation, term, covenant, warranty or agreement to be kept, honored, observed or performed by Purchaser pursuant to the terms and provisions of this Agreement (a “Purchaser’s
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

Default”), and such Purchaser’s Default is not cured within ten (10) days after notice thereof (other than Purchaser’s failure to tender the Purchase Price and close on the Closing Date in accordance with the provisions set forth in Section 12 for which no notice is required and Seller does not expressly waive such Purchaser’s Default), then Seller may terminate this Agreement, in which event the Deposit shall be released by the Title Company and delivered to Seller as agreed upon liquidated damages, and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder.
16. DEFAULT BY SELLER; REMEDIES OF PURCHASER. If Seller fails to comply with any obligation, term, covenant, warranty or agreement to be kept, honored, observed or performed by Seller pursuant to the terms and provisions of this Agreement (a “Seller’s Default”), and such Seller’s Default is not cured within ten (10) days after notice thereof and Purchaser does not expressly waive such Seller’s Default, then Purchaser may either (i) terminate this Agreement, in which event the Deposit shall be released by the Title Company and delivered to Purchaser as agreed upon liquidated damages, and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder, or (ii) pursue all remedies available at law or in equity.
17. INSTRUCTIONS. The Title Company shall accept the Deposit, which shall be held in escrow by the Title Company and released and delivered in cash, cashier’s check or wired funds in accordance with the provisions of this Agreement. The Title Company assumes no liability under this Agreement other than that of a stakeholder. If there is any reasonable dispute as to whether the Title Company is obligated to deliver funds or to whom such funds are to be delivered, the Title Company shall not be obligated to make any delivery thereof, but may hold same until receipt by the Title Company of an authorization in writing signed by all parties to such dispute directing the disposition of such funds. In the absence of such authorization, the Title Company may hold any such funds until the final determination of the rights of the parties thereto in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not timely begun and diligently pursued, the Title Company shall not be required to bring an appropriate action or proceeding for leave to deposit such funds in Court, pending such determination. No provision of this Agreement shall be construed to relieve the Title Company of any obligations or liabilities that may now exist or hereafter accrue by virtue of any writing other than this Section 17.
18. MISCELLANEOUS.
     (a) Execution by Both Parties. This Agreement shall not become effective and binding until fully executed by both Purchaser and Seller.
     (b) Notice. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopy (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section).
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

All such notices and communications shall be addressed to the parties hereto at the following addresses:

TO SELLER:	LIBERTY SELF STORAGE, LTD.
8500 Station Street, #100
Mentor, Ohio 44060
Attn: Thomas J. Smith, President
Tel: 440-974-3770
Fax: 440-974-0844

With a copy to:	DWORKEN & BERNSTEIN CO., L.P.A.
60 S. Park Place
Painesville, Ohio 44077
Attn: Melvyn E. Resnick
Tel: 440-352-3391
Fax: 440-352-3469

TO PURCHASER:	BUCKEYE STORAGE OF GAHANNA, LLC
57 East Chestnut Street
Columbus, Ohio 43215
Tel: 614-469-8222
Fax: 614-469-8227

With a copy to:	BYRNE & BYRNE LLP
5695 Avery Road, Suite C
Dublin, Ohio 43016
Attention: Thomas J. Byrne, Esq.
Fax: (614) 495-9001
or at such other address (es) as either may specify from time to time to the other in a notice given in accordance with this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery; or in the case of expedited prepaid delivery and telecopy, on the date evidenced by the signed receipt or electronic confirmation.
(c) Severability. If any term, clause or provision of this Agreement is held to be illegal, invalid or unenforceable, or the application thereof to any person or circumstance shall to any extent be illegal, invalid or unenforceable under present or future laws effective during the term hereof or of any provisions hereof which survive Closing, then and in any such event, it is the express intention of Seller and Purchaser that the remainder of this Agreement, or the application of such term, clause or provision other than to those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each term, clause or provision of this Agreement and the application thereof shall be legal, valid and enforceable to the fullest extent permitted by law.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any action, suit or proceeding relating to, arising out of or in connection with the obligations, terms, covenants, warranties or agreements contained in this Agreement may be brought by Seller against Purchaser in the Court of Common Pleas of Franklin County, Ohio; Purchaser hereby waiving any objection to jurisdiction or venue in any proceeding before said Court. Nothing contained herein shall affect the right of Seller to bring any action, suit or proceeding against Purchaser in the courts of any other jurisdiction(s).
     (e) Survival. Purchaser’s and Seller’s warranties, agreements, covenants, conditions, representations and remedies set forth in this Agreement shall survive Closing for one (1) year and shall not be merged upon delivery of the Deed from Seller to Purchaser, nor upon payment of the Purchase Price by Purchaser to Seller.
     (f) Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives to the same extent as if specified at length throughout this Agreement.
     (g) Time. Time is of the essence of this Agreement. The term “days” shall be deemed to mean calendar days. If the date for performance of any action or for the expiration of any time period shall fall on a weekend or holiday honored by the federal government, such date of performance or expiration shall be extended until the next Monday or non-holiday, as applicable.
     (h) Section Headings; Gender and Number. The headings inserted at the beginning of each Section are for convenience of reference only and, shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof. The plural shall include the singular and the singular, the plural, wherever the context so admits. The use of any one gender shall include all others.
     (i) Possession. Possession of the Property shall pass at Closing, at which time Purchaser shall be deemed to have acknowledged that it has inspected the Property and has agreed to accept it in its then condition.
     (j) Assignment. Purchaser may assign this Agreement without Seller’s prior written consent.
     (k) Preparation of Agreement/Construction. The preparation of this Agreement has been a joint effort of Purchaser and Seller, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.
     (1) Exhibits. All Exhibits attached to this Agreement are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein. These Exhibits consist of Exhibits “A”, “B”, “C”, “D” “E” and “F”. The Property description set forth in Exhibit “A” is for general location and configuration purposes only and to assist the Title Company in determining the status of title. Legal descriptions prepared by the Surveyor and approved by Seller, or prepared by Seller if Purchaser fails to cause the Survey to be performed, shall control in delineating and describing the Property.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

     (m) Entire Agreement. This Agreement contains all of the terms, agreements, promises, covenants, conditions, representations and warranties made or entered into by and between Seller and Purchaser, and supersedes all prior discussions and agreements, whether written or oral, between Seller and Purchaser with respect to the sale and purchase of the Property, and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto.
     (n) Herein. The term “herein”, “hereof, “hereunder” or words of similar import shall be deemed to refer to this Agreement in its entirety unless otherwise specifically stated.
     (o) Amendment. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both Seller and Purchaser with the formalities hereof.
     (p) Authority. Seller and Purchaser each represent and warrant to the other that the individuals executing this Agreement on their behalf are duly authorized and empowered to do so, and that upon such execution, this Agreement shall be binding upon and enforceable by Seller and Purchaser in accordance with its terms.
     (q) Waiver. No waiver by Seller or Purchaser, their respective successors or assigns, of any term, covenant, condition, restriction or agreement, or any breach of any of the foregoing shall be deemed to imply or constitute a further waiver of the same or any subsequent breach or default.
     (r) Counterparts. This Agreement may be executed in multiple counterparts, each of which, once so executed and delivered, shall be deemed an original, and all of which shall together constitute one and the same agreement, and shall be binding on the signatories; the signature of any party hereto to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
     (s) Facsimile Signatures. Signatures transmitted by facsimile shall have the same effect as the delivery of original signatures and shall be binding upon and enforceable against the parties hereto as if such facsimile were an original executed counterpart.
{No further text on this page; signature page follows}
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Purchase and Sale Agreement to be executed under proper authority, to be effective as of the Effective Date.

SELLER:
LIBERTY SELF STORAGE, LTD.

By:	/s/ Thomas J. Smith

Thomas J. Smith
Its:	President

SELLER:
Columbus Tile Yard, LLC

By:	/s/ Thomas J. Smith

Thomas J. Smith
Its:	President
{No further text on this page; signatures continue on next page}
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

PURCHASER:
BUCKEYE SELF STORAGE OF GAHANNA, LLC

By:	/s/ Cole Ellis

Its:	President

{No further text on this page}
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

JOINDER OF TITLE COMPANY
Cornerstone Title Agency, LLC joins in the execution of this Purchase and Sale Agreement solely for the purpose of agreeing to act as escrow agent pursuant to the provisions of Sections 3, 4, 12 and 17 hereof, and hereby acknowledges receipt of the Deposit as set forth in Section
3(b)(i) hereof.

Cornerstone Title Agency, LLC.

By:

Name:

Its:

SCHEDULE OF EXHIBITS
Exhibit Document
“A” Description of Property
“B” Listing of Leases
“C” Service Contracts
“D” Schedule of Personal Property
“E” Listing of Security Deposits
“F” Listing of Lease Defaults
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

EXHIBIT “A”
DESCRIPTION OF PROPERTY
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

AUGUST 16, 2005
LEGAL DESCRIPTION
OF A
0.8828 ACRE PARCEL
     Situated in the State of Ohio, County of Franklin, City of Gahanna, located in part of Lot 8 of Quarter Township 3, Township 1, Range 16, United States Military District, being part of Columbus Title Yard, LLC, PPN 025-010403, Document No. 200506170117932 of Franklin County Records;
     Beginning at a P.K. Nail found at the centerline intersection of Claycraft Road and relocated Morrison Road, said nail being at centerline station 177 + 06.64 of said Morrison Road (See Right-of-way plan FRA — 270-28.30 North, Sheet 19 of 28). Thence North 85°22'14" East, along the centerline of said Claycraft Road, a distance of 25.37 feet to a P.K. Nail where said centerline intersects the original centerline of Morrison, being an angle point in said Claycraft Road. Thence North 85°24'00" East, along said centerline of Claycraft Road, a distance of 429.82 to a point on the centerline of said Claycraft Road, thence North 04°44'25" West, a distance of 30.00 feet to an 1 inch iron pipe found, I.D. “Turner” and the Principal Place of Beginning: said point also being in the northerly Right-of-way line of said Claycraft Road;

COURSE I	Thence North 04°44'25" West, along the easterly line of a 2.29 acre parcel owned by Liberty Self Storage Inc. (PPN 025-0064599), Document No. 200402240039684 of Franklin County Records, a distance of 320.93 feet to a 1 inch iron pipe found bent South, I.D. “J.A.M. 5963”;

COURSE II	Thence North 85°50'52" East, a distance of 120.01 feet to an 5/8 inch iron pin set, I.D. “LDC, Inc.”;

COURSE III	Thence South 04°44'25" East, a distance of 320.00 feet to an 5/8 inch iron pin set, I.D. “LDC, Inc.”, on the northerly right-of-way of said Claycraft Road;
Engineers and Surveyors

AUGUST 16, 2005
LEGAL DESCRIPTION
OF A
0.8828 ACRE PARCEL

COURSE IV	Thence South 85°24'00" West, along said northerly right-of-way, a distance of 120.00 feet to the Principal Place of Beginning and containing 0.8828 acres (38.456 square feet) of land according to a survey performed by Richard A. Thompson, Jr., P.S. No. 7388 of LDC, Inc., on August 9, 2005, subject to all legal highways and easements of record. Bearings used in this description are based on the centerline of Claycraft Road, as being North 85°24'00" East, as shown on Official Record 24995 A18.

CHICAGO TITLE INSURANCE COMPANY
A.L.T.A. COMMITMENT
SCHEDULE A

Commitment Number:	23160687	COM	Effective Date:	October 30, 2003
at 7:00 AM
1.	POLICY OR POLICIES TO BE ISSUED: A.L.T.A. OWNER’S POLICY (10-17-92) OWNER’S POLICY AMOUNT: TO BE DETERMINED

PROPOSED INSURED: TO BE DETERMINED

LOAN POLICY AMOUNT: PROPOSED INSURED:

2.	THE ESTATE OR INTEREST IN THE LAND DESCRIBED OR REFERRED TO IN THIS COMMITMENT AND COVERED HEREIN IS A FEE SIMPLE, AND TITLE THERETO IS AT THE EFFECTIVE DATE HEREOF VESTED IN:

GAHANNA SELF STORAGE, INC., AN OHIO CORPORATION

3.	THE LAND REFERRED TO IN THIS COMMITMENT IS DESCRIBED AS FOLLOWS:

SITUATED IN THE COUNTY OF FRANKLIN, IN THE STATE OF OHIO, AND IN THE CITY OF GAHANNA AND BOUNDED AND DESCRIBED AS FOLLOWS, BEING LOCATED IN LOT NO. 7 OF DAVID TAYLORS SUBDIVISION OF THE THIRD QUARTER OF TOWNSHIP 1, RANGE 16, UNITED STATES MILITARY LANDS, AND BEING PARTS OF THOSE 14.212 ACRE AND 12.038 ACRE TRACTS AS CONVEYED TO THE CLAYCRAFT COMPANY BY DEED OF RECORD IN DEED BOOK 804, PAGE 549, FRANKLIN COUNTY RECORDER’S OFFICE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR REFERENCE AT THE CENTERLINE INTERSECTION OF RELOCATED MORRISON ROAD AND CLAYCRAFT ROAD, SAID POINT BEING FURTHER REFERENCED AS CENTERLINE STATION 177+ 00.78 OF RELOCATED MORRISON ROAD AS THE SAME IS DELINEATED ON THE CENTERLINE OF SURVEY MADE BY THE OHIO DEPARTMENT OF HIGHWAYS AND RECORDED IN PLAT BOOK 41, PAGE 68, IN THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO; THENCE FROM SAID POINT OF REFERENCE N. 85° 02' 08" E. A DISTANCE OF 68.02 FEET TO A POINT IN THE CENTERLINE OF CLAYCRAFT ROAD SAID POINT BEING THE SOUTHEAST CORNER OF THE 0.143 ACRE CONVEYED TO THE STATE OF OHIO BY DEED OF RECORD IN DEED BOOK

This Commitment valid only if Schedules B-1 and B-2 are Attached.

CHICAGO TITLE INSURANCE COMPANY
SCHEDULE A — ITEM 3
LEGAL DESCRIPTION (Continued)

Commitment Number: 23160687 COM
3172, PAGE 79, FRANKLIN COUNTY RECORDER’S OFFICE, SAID POINT BEING THE TRUE POINT OF BEGINNING FOR THE HEREIN INTENDED TO BE DESCRIBED TRACT;
THENCE FROM SAID PLACE OF BEGINNING AND ALONG THE EASTERLY LINE OF SAID 0.143 ACRE TRACT, BEING ALSO THE EASTERLY RIGHT OF WAY LINE OF SAID RELOCATED MORRISON ROAD, N. 04° 57' 52" W., A DISTANCE OF 30.00 FEET TO A POINT IN THE NORTHERLY RIGHT OF WAY LINE OF CLAYCRAFT ROAD;
THENCE CONTINUING ALONG THE EASTERLY LINE OF SAID 0.143 ACRE TRACT AND THE EASTERLY RIGHT OF WAY LINE OF SAID RELOCATED MORRISON ROAD N. 43° 21' 06" W., A DISTANCE OF 25.55 FEET TO AN ANGLE POINT IN SAID LINE;
THENCE CONTINUING ALONG SAID LINE N. 08° 15' 33" E., A DISTANCE OF 137.93 FEET TO A POINT IN THE SOUTHERLY LINE OF A 0.290 ACRE TRACT AS CONVEYED TO THE STATE OF OHIO BY DEED OF RECORD IN DEED BOOK 3134, PAGE 122, FRANKLIN COUNTY, RECORDER’S OFFICE;
THENCE ALONG THE SOUTHERLY LINE OF SAID 0.290 ACRE TRACT AND ALONG THE SOUTHERLY LINE OF A 0.763 ACRE TRACT AS CONVEYED TO THE MOUNT JUDIA CHURCH OF OLD REGULAR BAPTISTS OF JESUS CHRIST BY DEED OF RECORD IN DEED BOOK 3464, PAGE 861, FRANKLIN COUNTY, RECORDER’S OFFICE N. 85° 02' 08" E., A DISTANCE OF 154.33 FEET TO A POINT BEING THE SOUTHEAST CORNER OF SAID 0.763 ACRE TRACT;
THENCE ALONG THE EASTERLY LINE OF SAID 0.763 ACRE TRACT N. 0° 20' 11" E., A DISTANCE OF 169.99 FEET TO A POINT BEING THE NORTHEAST CORNER OF SAID 0.763 ACRE TRACT;
THENCE ACROSS SAID CLAYCRAFT COMPANY 14.212 ACRE TRACT NO. 85° 2' 8" E. A DISTANCE OF 197.63 FEET TO A POINT;
THENCE ACROSS A PORTION OF SAID 14.212 ACRE TRACT AND THE 12.038 ACRE TRACT AS CONVEYED TO SAID CLAYCRAFT COMPANY S. 05° 33' 09" E., A DISTANCE OF 353.58 FEET TO A POINT IN THE CENTERLINE OF SAID CLAYCRAFT ROAD, SAID POINT BEING THE NORTHWEST CORNER OF THE 1.224 ACRE TRACT AS CONVEYED TO THE CITY OF GAHANNA BY DEED OF RECORD IN DEED BOOK 3740, PAGE 795, FRANKLIN COUNTY, RECORDER’S OFFICE;
THENCE ALONG THE CENTERLINE OF SAID CLAYCRAFT ROAD S. 85° 02' 08" W., A DISTANCE OF 386.98 FEET TO THE PLACE OF BEGINNING CONTAINING 2.4390 ACRES.

EXHIBIT “B”
LISTING OF LEASES
{Rent Roll}
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

EXHIBIT “C”
SERVICE CONTRACTS
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

1. ADT Security (alarm system & CCTV)
2. Republic Waste

EXHIBIT “D”
SCHEDULE OF PERSONAL PROPERTY
(TO BE ATTACHED WITHIN 10 DAYS OF THE EFFECTIVE DATE)
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

EXHIBIT “E”
SECURITY DEPOSITS
None.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06

EXHIBIT “F”
LISTING OF LEASE DEFAULTS
None.
LIBERTY/FINAL Purchase and Sale Agr — 09-25-06